GROUND LEASE

                                     BETWEEN

     Miko  Investments,   LLC,  a  Tennessee  limited  liability  company,   its
successors or assigns


                                   as LANDLORD


                                       AND

                           DON PABLO'S OPERATING CORP.

                                   as TENANT


                  8088 Kingston Pike, Knoxville, TN 37919-5531
                                    LOCATION



                               FREE STANDING SITE



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                                  GROUND LEASE

     This Ground Lease ("Lease") is entered into between Landlord and Tenant who are named below.

     1. BASIC PROVISIONS

     1.1 Landlord. The Landlord is Miko Investments, LLC, a Tennessee limited liability company, its successors and assigns, whose address is 2901-12 Choto Road, Knoxville, Tennessee 37922 ("Landlord").

     1.2 Tenant. The Tenant is DON PABLO'S OPERATING CORP., an Ohio corporation, whose address is c/o Avado Brands, Inc., Hancock at Washington, Madison, GA 30650 ("Tenant").

     2. LEASED PREMISES

     2.1 Real Property. The real property consists of land located in Knox County, Tennessee containing approximately 1.423 acres as more particularly described or shown on Exhibit "A" attached hereto, and incorporated herein ("Real Property").

     2.2 Appurtenant Rights. Tenant's rights hereunder shall include the right to use, in common with others entitled thereto, any common areas, sidewalks, pedestrian circulation areas, parking lots, ingress and egress easements, driveways, roads and rights of way, and all easements as currently exist (if any) that are appurtenant to the Real Property ("Appurtenant Rights").

     2.3 Leased Premises. The Leased Premises includes the Real Property described in Section 2.1 above, together with Improvements and all Appurtenant Rights (if any) described in Section 2.2 above ("Leased Premises").

     3. DATES, TERMS AND TIME PERIODS

     3.1 Effective Date. The effective date of this Lease shall be the last date of execution by a party ("Effective Date"). The last party to sign agrees that it shall immediately notify the other party of its execution of this Lease within one (1) business day, and provide to the other party its original signature page within three (3) business days of execution.

     3.2 Initial Term. The initial term of the Lease shall commence on the Effective Date and end five (5) years after the Effective Date ("Initial Term") provided, however, that the partial calendar month, if any, that occurs at the beginning of the Initial Term shall be added to the first Lease Year for the calculation of rent and other charges hereunder.

     3.3 Lease Extension. Tenant's right and option to extend the term of this Lease for one (1) period of five (5) years, all upon the same terms and subject to the same conditions of this Lease ("Lease Extension") except Base Rent (as herein defined) and other payments due Landlord. Each such additional period is referred to as an Extension Term ("Extension Term"). Tenant's right and option to exercise the Lease Extensions shall be subject to the following: (a) that the then existing Lease be in full force and effect, and that Tenant not be in default thereunder; and (b) that Tenant has given written notice to Landlord of Tenant's exercise of each immediately upcoming option at least one hundred eighty (180) days prior to the expiration of the then existing Term.

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     3.4  Term.  The  Term of the  Lease  shall  mean the  Initial  Term and any
Extension Terms exercised by Tenant ("Term").

     4. GRANT, USE AND POSSESSION

     4.1 Grant. In consideration of the rents, covenants and leases hereinafter set forth to be paid, observed and performed by Tenant, Landlord hereby leases and demises unto Tenant the Leased Premises, to have and to hold the same for the Term of the Lease.

     4.2 Use. Tenant intends to use the Leased Premises for the construction and operation of a Don Pablo's Mexican Kitchen restaurant serving alcoholic beverages ("Intended Use"). Tenant shall have the right to use the Leased Premises for any lawful and legal use ("Tenant Use"); provided; if the Leased Premises shall cease being used for restaurant purposes, then Tenant must obtain the prior written consent of the Landlord, which such consent shall not be unreasonably withheld, delayed, or conditioned.

     4.3 Possession and Quiet Enjoyment. Landlord covenants to deliver to Tenant possession of the Leased Premises, free, clear and discharged of possession or the right of possession by any party, on or before the Possession Date. Landlord shall assure Tenant of quiet enjoyment and possession of the Leased Premises so long as Tenant fully performs all of its obligations under this Lease.

     4.4 Exclusivity. During the continuation of this Lease, and so long as (i) the Leased Premises are used as a Don Pablo's Mexican Kitchen restaurant serving alcoholic beverages; and (ii) the Tenant is not in default hereunder, any property now or hereafter owned leased or controlled by Landlord or any entity of which Landlord owns an interest, within five (5) miles of the Leased
Premises, shall be restricted from a use similar to a Don Pablo's Mexican Kitchen if it serves Mexican food and wine, beer or other alcoholic beverages and said term shall specifically include, but shall not be limited to, such concepts as "On the Border", "Cozymels", "Ninfas," "El Fenix" and other such similar type restaurant concepts. This restriction will be included in the Memorandum of Lease, if recorded, pursuant to Section 16.7 herein.

     4.5 Subordination/Non-Disturbance. This Lease and any easement rights granted herein or in conjunction with this Lease shall be subject and subordinate to any mortgages that may hereafter be placed upon the Leased Premises by Landlord or its successors or assigns, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, consolidation and extensions thereof, provided that the mortgagee(s) named in said mortgage(s) delivers to Tenant a recognition and non-disturbance Lease reasonably satisfactory to Tenant, assuring that Tenant's rights under this Lease shall be recognized and not disturbed in the event of foreclosure, so long as Tenant is not in default and Tenant attorns to the party acquiring title to the Leased Premises following such foreclosure. Tenant and Landlord shall execute and deliver, and Landlord shall ensure that Landlord's mortgagee executes and delivers, whatever reasonable instruments may be required for such purposes.

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     5. RENT AND OTHER PAYMENTS

     5.1 Base Rent.. Beginning on the Effective Date, Tenant shall pay Landlord, at Landlord's notice address set forth in Section 16.1, or at such other place as Landlord may hereafter designate in writing, as base rent for the Leased Premises, the amounts set out below ("Base Rent"). All rental payments coming due under this Lease shall be payable in monthly installments, in advance, without notice or demand, on or before the fifth (5th) day of each and every calendar month for the full Initial Term and all Lease Extensions exercised by Tenant. Rent for a partial month beginning on the Effective Date or at the end of the Initial or any Extension Term shall be prorated on the basis of a thirty
(30) day month. If Tenant shall fail to pay, within five (5) days from the date same is due and payable, any rent or other amounts due and payable under this Lease, then such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of twelve percent (12 %) per annum, or at the maximum legal rate, whichever is less.

                           ANNUAL RENT                 MONTHLY RENT
INITIAL TERM               $120,000.00                  $10,000.00
LEASE EXTENSIONS           $132,000.00                 $ 11,000.00

     5.2 Taxes. Beginning on the Effective Date and continuing throughout the Initial Term and all Extension Terms, Tenant shall pay: (1) all taxes levied against all personal property of Tenant located on the Leased Premises; and, (2) all business, license, rent, sales and excise taxes levied against the Tenant or Tenant's occupancy of the Leased Premises. Landlord shall pay all real property taxes and assessments levied against the Leased Premises and Tenant shall reimburse Landlord for said taxes on an monthly basis, during the term of this Lease., At the end of the calendar year there shall be a reconciliation and within ten (10) days of Tenant's receipt of a paid tax statement from Landlord, Tenant shall pay any shortage or Landlord shall credit (against Base Rent) any overpayment. Real property taxes and assessments shall be prorated from the Effective Date to the end of the Term based upon a three hundred sixty-five
(365) day year. Tenant shall have the right with Landlord's cooperation, but at Tenant's expense, to contest any tax or assessment, and to pay in installments where allowed by the taxing authority. Real property taxes shall not include business, income, gross receipts, or profits taxes, estate, succession, inheritance, transfer, corporation, or franchise taxes assessed against Landlord.

     5.3 Special Assessment. In the event of any special assessments for public capital improvements placed on the Leased Premises, Tenant shall make monthly payments by way of reimbursement to Landlord with the payments being based upon the useful life of the capital improvement, provided that such assessments are both levied and payable during the continuance of this Lease. To the extent that such special assessments are payable in installments extending beyond the termination or cancellation of this Lease, Tenant shall be required to pay only those installments that are required to be paid prior to the termination, cancellation or expiration of this Lease.

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     5.4 Late Fee. Tenant covenants and agrees to pay to Landlord,  from time to time as provided in this Lease, and as "Additional Rent" a late charge of five percent (5%) of the amount then due to be paid by Tenant hereunder if not paid within five (5) days after the due date.

     5.5 Net Lease. This Lease is a net lease and all Base Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution, or reduction. Except as otherwise provided in this Lease, this Lease shall not terminate nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any Rent hereunder or any reduction thereof, nor shall the obligations of Tenant under this Lease be otherwise affected, for any reason during the Term except as specifically provided herein. It is the purpose and intent of Landlord and Tenant that Rent shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, the Rent specified herein throughout the Term, and that all costs, expenses and obligations of every kind or nature whatsoever relating to the Leased Premises which may arise and become due as specified herein during the Term shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

     6. IMPROVEMENTS

     6.1 Improvements. Improvements shall mean all buildings, installations, structures, signage, utilities, lighting facilities, landscaping, sidewalks, parking areas, drives and equipment and all their components and all identification, advertising, and directional signs required by Tenant to be located on the Leased Premises.

     6.2 (A) Title to Tenant Improvements. Title to and ownership of all tenant improvements during the Initial Term or any Lease Extension shall at all such times remain in and with Tenant. Landlord acknowledges and agrees that it does not hereby acquire any right, equity, title or interest in or to any such improvements during continuance of this Lease. Landlord shall take such actions as may be necessary to ensure that Tenant's said improvements remain free from any liens and encumbrances arising by, through or under Landlord. Upon termination or expiration of this Lease, all Tenant Improvements shall become a part thereof and title thereto shall vest in Landlord or Landlord's successors or assigns, except for those articles and items that Tenant is entitled to remove pursuant to Sections 6,4 and 6.9.

     (B) Title to Leased Premises. Tenant shall take such actions as may be necessary to ensure that Landlord's said Leased Premises remain free from any liens and encumbrances arising by, through or under Tenant. Upon termination or expiration of this Lease, all Tenant Improvements (and the Leased Premises) shall thereto shall vest in Landlord.

     6.3 Signage. Tenant may install and maintain on the Leased Premises such identification, advertising and directional signs and media as Tenant determines, including a pylon sign with the maximum size and height permitted pursuant to the appropriate governmental requirements. Tenant may place on the windows or inside or outside walls of the Property any advertising materials, banners, and related items, as well as its usual signs, logos, lettering and notices normally installed in its restaurants, or used in conjunction with Tenant's regional or national advertising campaigns . Tenant shall comply with all laws applicable to Tenant's signs on the Leased Premises.

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     6.4  Tenant's  Personal  Property.   Trade  fixtures,   inventory,   signs,
equipment, furniture and other personal property of whatever kind and nature kept or installed on the Leased Premises by Tenant shall not become the property of Landlord nor a part of the realty, no matter how affixed to the Leased Premises, and the same may be removed by Tenant at any time and from time to time during the Initial Term and all Extension Terms ("Tenant's Personal Property") without any damage to the Leased Premises. All trade fixtures, signs, equipment, furniture and other personal property of whatever kind shall be installed and constructed so as to comply with all federal, state and local laws. Landlord agrees to subordinate any lien it may have, statutory or otherwise, in Tenant's Personal Property, as security for performance of any or all of Tenant's obligations under this Lease, to the right and lien of a conditional Landlord, equipment-lessor and any party having or acquiring a security interest in such personal property of Tenant. Upon request of Tenant or its assignees or any subtenant or mortgagee, Landlord shall execute and deliver any lien subordination setting forth that Landlord subordinates its lien on any of Tenant's Personal Property in favor of the vendor, lessor, chattel mortgagee, or any holder or owner. Landlord shall further acknowledge that property covered by any such subordination is personal property of Tenant and is not to be nor to become a part of the realty, no matter how affixed thereto, and that such property may be removed from the Leased Premises by the vendor, lessor, chattel mortgagee, owner, or holder at any time, free and clear of any claim or lien of Landlord and of Landlord's creditors, subject to the terms of this Lease. In no event shall Landlord be required to subordinate its fee interest in the Leased Premises or the Improvements.

     6.5 Utilities. Tenant shall be solely responsible for and shall promptly pay all charges for heat, water, gas, electricity and any other utility used or consumed in or upon the Leased Premises.

     6.6 Alterations. During the Initial Term and any Lease Extension, Tenant shall have the right, at its sole cost and expense, to alter, remodel or reconstruct any buildings and other improvements on the Leased Premises that Tenant reasonably deems necessary or appropriate for its intended use of the Leased Premises, provided that such alteration, remodeling or reconstruction shall not: (i) diminish the value of the Leased Premises, (ii) violate any codes, ordinances, or governmental regulations; and (iii) violate any insurance carrier requirements. Notwithstanding the foregoing, any major repairs which total more than Ten Thousand Dollars ($10,000.00) shall require Landlord's prior consent, not to be unreasonably withheld, conditioned or delayed so long as Tenant provides Landlord with a set of plans outlining such alterations, remodeling or repair work.

     6.7 Liens. Tenant shall not do or suffer anything to be done whereby the Leased Premises may be encumbered by any mechanic's lien. Tenant shall, whenever and as often as any mechanic's lien is filed that purports to attach to Landlord's fee interest, and further purports to be for labor performed or material furnished to Tenant, either (i) discharge the same of record within ten
(10) days after the date of filing, or (ii) contest the same by posting a bond in good faith. Tenant shall fully indemnify and hold Landlord harmless against any loss, cost or damage resulting therefrom. Landlord shall have the right to post and maintain on the Leased Premises any notice of non-responsibility provided for under applicable law. Tenant shall obtain lien waivers by any and all contractors and subcontractors working on the Leased Premises. If Tenant fails to keep this covenant, in addition to any other remedies available to Landlord under this Lease or otherwise, Landlord may at its option discharge such lien, in which event Tenant agrees to pay Landlord a sum equal to the amount of the lien thus discharged plus Landlord's internal administrative costs, attorneys' fees, expenses, and damages thereby caused Landlord.

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     6.8 Tenant Maintenance.  Except as otherwise provided in this Lease, Tenant shall keep and maintain the Leased Premises in good order, condition and repair, normal wear and tear excepted, and shall promptly make or cause to be made any
and  all   necessary  or   appropriate   repairs,   replacements,   or  renewals
(collectively, "Repairs"). All Repairs shall be at least equal in quality and class to the original work. Landlord shall not be required to make or pay for any Repairs in, on, or to the Premises during the Term

     6.9 Tenant Surrender. At the expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises in as good a condition as received, normal wear and tear and damage by acts of God and other casualties excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent. Tenant shall have ten (10) days following termination of the Lease to remove Tenant's Personal Property, before surrendering the Leased Premises as aforesaid, and shall repair any damage to the Leased Premises caused thereby.

7.   TENANT INSURANCE

     7.1 General Insurance Requirements. Tenant shall maintain at Tenant's expense the insurance described in this Lease with insurance carriers licensed in the state where the Leased Premises are located and rated A or better by Best. Tenant shall provide Landlord with certificates of insurance upon request confirming coverage and confirming that policies will not be terminated without thirty (30) days prior notice to Landlord. Such certificates shall name Landlord (and its mortgagee, if any) as an additional insured and loss payee thereunder. Notwithstanding the insurance provisions of this Lease, Tenant may provide insurance through a blanket policy with such commercially reasonable deductibles as Tenant may determine from time to time so long as Tenant fully indemnifies Landlord for the amount of the deductible.

     7.2 Casualty Insurance. Tenant shall maintain casualty insurance on the Leased Premises, together with endorsements for personal property in the Leased Premises in an amount not less than one hundred percent (100%) of the replacement value of the Improvements including but not limited to loss of rents coverage and the costs of debris removal. The replacement value shall be determined by Tenant's insurer. Any insurance policy shall contain a waiver by the insurer of any right of subrogation which arises from any payment under an insurance policy required by this Section 7.

     7.3 Liability Insurance. Tenant shall maintain commercial general liability insurance with coverage of not less than Five Million Dollars ($5,000,000.00) which insurance shall include "dram shop" and liquor liability coverage. Landlord shall be added to the policy as an additional insured as its interest may appear.

     7.4 Failure to Provide. If Tenant shall fail to procure and maintain any insurance required to be carried pursuant to this Lease, then Landlord may, but shall not be obligated to, procure and maintain the same, but at the expense of Tenant, and Tenant shall reimburse Landlord the cost therefor on demand.

     8. LEASEHOLD MORTGAGE

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     8.1 Grant by Tenant.  Tenant  shall have the right,  from time to time,  to convey or encumber by one or more mortgages, deeds of trust or other security instruments, all or any part of its leasehold interest hereunder. Tenant shall notify Landlord in writing of the name and address of each mortgagee, trustee or other holder of any such security interest. Tenant may substitute one mortgagee, trustee or other holder in the place of another, provided written notice thereof is given to Landlord..

     8.2 Landlord's Fee Interest Not Encumbered. The fee simple interest of Landlord cannot be pledged by Tenant to any leasehold mortgage holder. Further, Landlord shall have no liability to any such leasehold mortgage holder, or its assignee, other than its obligations to honor the terms of this Lease.

     9. LANDLORD AND TENANT OBLIGATION

     9.1 Estoppel Certificate. Within ten (10) days following the request of Tenant or Landlord , Tenant or Landlord shall execute an estoppel certificate certifying as to certain matters pertaining to this Lease, including without limitation, (i) that the copy of this Lease provided to the requesting party is a true, correct and complete copy of this Lease, (ii) that this Lease is in full force and effect as of the date of the estoppel certificate, and has not been modified or amended except as disclosed therein, (iii) that this Lease sets forth the entire Lease between Landlord and Tenant relating to the leasing of the Leased Premises, (iv) the commencement date and termination date of this Lease, (v) whether there exists any uncured or outstanding defaults or events of default under this Lease, (vi) whether any notice of termination has been given or received by either party with respect to the Lease, (vii) the date through which all payments due under this Lease have been paid, (viii) the amount of rent due and payable under this Lease, and (ix) whether there are any disputes between Landlord and Tenant with respect to any rental due under this Lease or with respect to any provision of this Lease. If either party requests an estoppel certificate pursuant to this Section more than once every six (6) months, it shall be at the requesting party's expense.

     10. DAMAGE OR DESTRUCTION TO LEASED PREMISES

     10.1 Casualty. In the event of any damage to or destruction of all or any part of the Leased Premises, Tenant will promptly give written notice thereof to Landlord generally describing the nature and extent of such damage or destruction. There shall be no abatement of or adjustment to Rent under this Lease as a result of any damage or destruction.

     10.2 Restoration. In the event of any casualty or damage to all or any part of the Improvements, Tenant shall, at its expense, promptly commence and complete the restoration of the Improvements substantially to its architectural condition as existed immediately prior to such damage or demolish and remove all damaged Improvements and landscape the Premises. This Lease will not be terminable by Tenant on account of casualty damage except during the last two
(2) years of the Initial Term or any extension thereof, at which time Tenant will not be required to rebuild provided it instead razes the Improvements and landscapes the area and Landlord receives the insurance proceeds related to such casualty or damage. Notwithstanding any of the foregoing to the contrary, Tenant shall be entitled to rebuild with its then current prototype design, provided that any such prototype change is first approved by Landlord in its reasonable discretion.

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     11. EMINENT DOMAIN

     11.1 Total Condemnation. If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceedings, and all rentals shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease, but such termination shall be without prejudice to the rights of either party to receive compensation from the condemning authority.

     11.2 Partial Condemnation - Termination.If any part, but less than the whole, of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial undertaking or condemnation either renders the Leased Premises unsuitable for the business of Tenant, or affects more than twenty-five percent (25 %) of the parking/paved area, or any part of the building, on the Leased Premises, then Tenant shall have the right, in its reasonable discretion, to terminate this Lease as of the date of title vesting in such proceedings, and all rentals shall be paid up to that date. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease, but such termination shall be without prejudice to the rights of either party to receive compensation from the condemning authority.

     11.3 Partial Condemnation-Continuation. In the event of a partial taking or condemnation that, in the reasonable opinion of Tenant, is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, the recipients of the proceeds of condemnation shall promptly restore the Leased Premises to a condition comparable to that at the time of such condemnation, to the extent of the portion of such proceeds that is attributable to the building and improvements on the Leased Premises; and this Lease shall continue in full force and effect and the rental hereunder shall abate in an equitable manner based on the reduction in Tenant's ability to use the Leased Premises.

     11.4 Award. Landlord and Tenant agree to request that the court in any condemnation proceeding shall, if not prohibited by law, make separate awards to Landlord and Tenant. This provision to the extent permitted by law shall be construed as superseding any statutory provisions now in force or hereafter enacted concerning condemnation proceedings. In the event such court cannot or does not make separate awards to Landlord and Tenant, the award shall be divided between Landlord and Tenant so that Tenant shall receive that portion of the award which is attributable to the value of the Improvements reduced by the value of Landlord's residual right to the reversionary interest therein upon termination.

     12. ASSIGNMENT AND SUBLETTING

     12.1 Acquisition or Merger. Tenant may assign this Lease without Landlord's consent to any corporation affiliated with Tenant, or to any corporation with which or into which Tenant merges or consolidates, or to any corporation or entity that acquires substantially all of the assets of Tenant's operation within the State of Tennessee, as long as said corporation or entity has a net worth equal to or greater than that of Tenant at the time of this Lease and so long as Tenant remains primarily liable on the Lease.

                                       8
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     12.2 Assignment or Sublease.  Except as provided  herein,  Tenant shall not sublet or assign the Leased Premises without Landlord's prior consent, which consent may be unreasonably withheld, conditioned or delayed in Landlord's reasonable discretion.

     12.3 Extension Term. If Tenant assigns this Lease as permitted herein and the assignee of such assignment elects, pursuant to the terms of this Lease to extend the Term hereof, then the Tenant shall cease to be primarily liable hereon at the conclusion of the Base Term; provided; however, the Landlord shall have the right, in its sole and absolute discretion, to consent to an extension of the Term.

     13. TENANT REPRESENTATIONS, WARRANTIES AND COVENANTS

     Tenant represents, warrants and covenants to Landlord as follows: All of the representations, warranties and covenants set forth in this Lease shall be true upon the execution of this Lease, shall be deemed repeated at and as of the Possession Date, and shall survive expiration or termination of this Lease.

     13.1 Organization and Power. Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation or formation and is qualified to transact business in the State where the Leased Premises is located and has all requisite powers and all material governmental licenses, authorizations, consents, ability and approvals to perform its obligations hereunder.

     13.2 Authorization, Execution and Disclosure. This Lease has been duly authorized by all necessary action on the part of Tenant, has been duly executed and delivered by Tenant, constitutes the valid and binding Lease of Tenant and is enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally. There is no other person or entity whose consent is required in connection with Tenant's performance of its obligations hereunder. The person executing this Lease on behalf of Tenant has the authority to do so.

     13.3 Tenant Compliance. Tenant shall comply with all laws, rules, regulations, ordinances and orders, federal, state and local, that relate to or may affect Tenant's use and occupancy of the Leased Premises or Landlord's rights therein.


     14.INDEMNITY

     Indemnity by Tenant. Tenant shall defend, indemnify and hold harmless Landlord from and against all losses, costs (including reasonable attorney fees and court costs), claims, damages, liabilities and expenses, including all expenses for remediation of environmental contamination to the Lease Premises, where such losses, costs, claims, damages, liabilities, expenses or environmental contamination results from or arises out of the occupancy and use of the Leased Premises by Tenant, its employees, agents or contractors, except any such loss, cost, claim, damage, liability, expense or contamination that results from or arises out of the gross negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors. The obligations of Tenant under this section shall survive any termination of this Lease and any transfer or assignment by Landlord or Tenant of this Lease or any interest hereunder

     15. DEFAULT AND REMEDIES

     15.1 Events of Default. Each of the following occurrences shall constitute an "Event of Default" by Tenant under this Lease: (a) Tenant fails to pay any rental or other monetary amounts coming due hereunder within five (5) days after the same is past due; (b) Tenant fails to perform any other of the terms, conditions or covenants of this Lease to be observed and performed by Tenant within twenty (20) days following Tenants receipt of written notice from Landlord specifying the nature of such failure (or if the nature of such failure is such that it cannot reasonably be cured or corrected within twenty (20) days, Tenant fails to diligently commence the cure or correction of same within said twenty (20) day period, and fails to diligently prosecute the curing or correction until completed); and/or (c) Tenant becomes bankrupt or insolvent, or files any debtor protection proceedings, or files or has filed against Tenant in any court pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization, or Tenant makes an assignment for the benefit of creditors or Tenant's interest hereunder or all of its property on the Leased Premises is sequestered or taken under execution or other legal process. No notice from Landlord shall be deemed to be a termination of this Lease unless Landlord states in the notice that this Lease is terminated.

     15.2 Termination of Lease and Damages. Upon a default by Tenant, Landlord, by notice to Tenant may terminate this Lease on a date specified in the notice and may demand and recover possession of the Leased Premises from Tenant. Tenant shall remain liable to Landlord for the following:

     (a) The unpaid Rent earned at the time of termination of this Lease;

     (b) The worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and

     (c) The worth, at the time of the award, of the amount by which the unpaid Rent for the balance of the Initial Term or the then current Extension Term after the time of award exceeds the amount of the loss of Rent that Tenant proves could be reasonably avoided;

     (d) Any court costs and legal expenses reasonably incurred by Landlord as a result of Tenant's default; and,

     (e) Any and all costs associated with Landlord's reletting of the Leased Premises, including but not limited to: reasonable leasing fees or commissions, costs of advertising, costs of retrofitting the Leased Premises, etc.

     The "worth at the time of the award," as used in subsection (b) of this Paragraph is to be computed by allowing interest at seven percent (7%) per year. The "worth at the time of the award," as used in subsection (c) of this Paragraph is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank nearest to the Leased Premises at the time of the award plus one percent (1%).

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

     15.3 Lease Not Terminated. Upon a default by Tenant this Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession. While Tenant is in default, Landlord may enter and re-rent the Leased Premises for Tenant's account, for such period, terms, and rent as are reasonable. Tenant shall pay to Landlord the Rent due under this Lease on the dates Rent is due, less the rent Landlord receives from any re-renting. The Landlord shall use commercially reasonable efforts to re-rent the Leased Premises. Notwithstanding anything contained herein, in the event of a default by Tenant hereunder, Landlord shall be able to avail itself of all rights and remedies at law or equity.


     16. MISCELLANEOUS

     16.1 Notices. Any notice, demand, request or other communication or instrument that may be required or allowed to be given under this Lease shall be
(i) in writing and (ii) delivered in person or sent by United States Certified Mail postage prepaid, return receipt required, or sent by a nationally recognized overnight courier service, or by facsimile transmission (with a copy of such facsimile sent by one of the other foregoing methods) to the addresses and fax numbers shown below. Either party may designate another notice address by notice to the other party, given in accordance with this Section. Notices are effective on the earliest of the date received, the date of the delivery receipt, or the third day after postmark, as applicable. Notice by a party's attorney shall be deemed notice by such party.

LANDLORD                            Miko Investments, LLC
                                    Attn: Mr. Richard Clark
                                    2901-12 Choto Road
                                    Knoxville, TN 37922
                                    Tel:  865-675-1776
                                    Fax:  865-777.9508

With a copy to:
                                    Frank T. Callaway
                                    Suite F,
                                    3131 Piedmont Road, NE
                                    Atlanta, Georgia 30305
                                    Tel: 404.233.9096
                                    Fax: 404.233.4804


TENANT:                             Don Pablo's Operating Corp.
                                    Avado Brands, Inc.
                                    Hancock at Washington
                                    Madison, GA  30650
                                    Tel:  706-342-4552
                                    Fax: 706-342-4057

cc:                                 Marion P. Sieffert , Esquire
                                    GravesSieffert, P.A.
                                    862-B South Pleasantburg Drive
                                    Greenville, SC  29607
                                    Tel: 864-527-2710
                                    Fax:  864-527-2721

     16.2 Time. Time is of the essence in this Lease. Reference to days in this Lease, unless otherwise indicated, means consecutive calendar days including weekends and holidays. In computing any period of time prescribed or allowed by this Lease which begins to run on the Effective Date or any other specific date, the Effective Date or other specific date is not to be included in computing said time. The last day of the period so computed is to be counted, unless it is a Saturday or Sunday or a state or federal holiday, in which event the period runs until the end of the next day, which is neither a Saturday, Sunday or such holiday.

     16.3 No Partnership. Landlord does not in any way for any purpose become a partner of Tenant in the conduct of its business or otherwise, or a joint adventurer or a member of a joint enterprise with Tenant. Nothing in this Lease shall be deemed or construed to create a relationship of principal and agent, partnership or joint venture between Landlord and Tenant.

     16.4 Amendment. This Lease may be changed only by a written amendment executed by Landlord and Tenant.

     16.5 Consents. Unless specified otherwise in the terms of this Lease, whenever a party is asked to provide consent under this Lease, such party shall not unreasonably withhold, condition, or delay giving the consent requested.

     16.6 Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     16.7 Recording. Neither party shall record this Lease. The parties do, however, hereby agree to join in the execution and delivery of a "Memorandum" of this Lease for the purpose of recordation. Said Memorandum shall describe the parties, the Leased Premises, including all appurtenances and easements (if any), the Initial Term and the Lease Extensions, if any, the Possession Date and the Commencement Date, and shall incorporate this Lease by reference.

     16.8 Interpretation of Lease. This Lease shall be interpreted to give effect to its fair meaning and shall be construed as though it was prepared by both parties. This Lease contains the entire Lease of Landlord and Tenant, and all prior negotiations, documents, and discussions are superseded by this Lease, except for those covenants and terms which survive that certain real estate purchase and sale agreement between Tenant and Landlord dated as of May __, 2003 for the Leased Premises. The invalidity of any provision of this Lease shall not affect the validity of any other provision of this Lease. Paragraph headings in this Lease are for convenience only and shall not be used in interpreting its provisions. All terms and words used in this Lease, regardless of their number or gender shall be deemed and construed to include any other number (singular or plural) or any other gender (masculine, feminine or neuter), as the context of this Lease or Section hereof may require. This Lease shall be interpreted in accordance with the laws of the state in which the Property is located.

     16.9 References. All references to this Lease include reference to all exhibits and amendments to this Lease. All references to the Due Diligence
Period, the Permitting Period or the date of Closing in this Lease include references to all automatic extensions of same plus any extensions by Lease of Landlord and Tenant. References to the Property include reference to all or a part of the Property. References to Landlord or Tenant include, bind, and inure to the benefit of, their officers, agents, employees, successors in interest and permitted assignees.

     16.10 Force Majeure. The time for performance of an obligation, other than the payment of money, shall be extended for the period during which a party is prevented from performing by the act or omission of the other party, acts of God, weather, government, or other force or event beyond the reasonable control of such party. The party claiming relief under this section shall give written notice to the other party stating the specific act excusing the petitioning party from performing and such notice must be delivered within ten (10) days of the act.

     16.11 Waiver. No right or remedy under this Lease will be waived unless the waiver is in writing and signed by the party claimed to have made the waiver. One waiver will not be interpreted as a continuing waiver nor deemed to be a waiver of any subsequent breach of the same or of any other term, covenant or condition hereof.

     16.12 Attorneys' Fees. If an action is commenced to enforce any provision of this Lease, the prevailing party as determined by a final court judgment shall be entitled to recover from the other party such reasonable attorneys' fees and costs incurred in the action as the court may award.

     16.13 Successors and Assigns. This Lease and all of the covenants, provisions and conditions herein contained will be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     16.14 Expiration of Offer. This offer from Tenant to Landlord shall expire if not accepted and two (2) signed originals delivered to Tenant on or before the tenth (10th) day after the date of execution by Tenant.

     1.15 Counterparts. This Lease may be executed in two or more counterparts, which when assembled, shall constitute one and the same Lease.

     1.16 Holding Over. In the event Tenant shall hold the Leased Premises after the expiration of a Term without the express written consent of the Landlord, such holding shall be deemed to have created a tenancy from month to month terminable on thirty (30) days' written notice by either party to the other, upon a monthly rental basis, and otherwise subject to all terms and provisions of this Lease, except such monthly rental shall be one hundred fifty percent (150%) of the total monthly rental payable by Tenant to Landlord during the last twelve month period of such Term.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered, or have caused their authorized representatives to execute and deliver, this Ground Lease.


                               LANDLORD:
                               MIKO INVESTMENTS, LLC,
                               a Tennessee limited liability company

                               By: ____________________________________

                               Richard Clark,

                               Its: ________________
                               Date: _________________________________



                               TENANT:

                               Don Pablo's Operating Corp., an Ohio corporation

                               By: ____________________________________

                               Margaret E. Waldrep, President

                               Date: _________________________________


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